                                  EXHIBIT 99.1

                               TABLE OF CONTENTS

                                                                                        PAGE
                                                                                       NUMBER
                                                                                       ------
    Reports of Independent Public Accountants   . . . . . . . . . . . .                  5

    Consolidated Balance Sheets   . . . . . . . . . . . . . . . . . . .                  7

    Consolidated Statements of Income   . . . . . . . . . . . . . . . .                  8

    Consolidated Statements of Changes in Stockholder's Equity  . . . .                  9

    Consolidated Statements of Cash Flows   . . . . . . . . . . . . . .                  10

    Notes to Consolidated Financial Statements  . . . . . . . . . . . .                  12

REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Board of Directors and Stockholders of Bristol Hotel Asset Company

We have audited the accompanying consolidated balance sheet of Bristol Hotel Asset Company (a Delaware corporation) as of December 31, 1996, and the related consolidated statements of income, changes in stockholders' equity, and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Bristol Hotel Asset Company as of December 31, 1996, and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles.




ARTHUR ANDERSEN LLP

Dallas, Texas
    February 11, 1997

REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors and Stockholders of Bristol Hotel Asset Company

In our opinion, the accompanying consolidated balance sheet and the related consolidated statements of income, of changes in equity and of cash flows for Bristol Hotel Asset ("Company"), present fairly, in all material respects, the financial position of the Company at December 31, 1996 and 1995 and the results of their operations and their cash flows for the eleven months ended December 31, 1995, in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.





PRICE WATERHOUSE LLP



Dallas, Texas
February 23, 1996

                          BRISTOL HOTEL ASSET COMPANY
                          CONSOLIDATED BALANCE SHEETS
                             (DOLLARS IN THOUSANDS)

                                                                  DECEMBER 31, 1996      DECEMBER 31, 1995
                                                                  -----------------      -----------------
                                          ASSETS
                                          ------
Current assets:
  Cash and cash equivalents   . . . . . . . . . . . . . . . .          $    4,666               $   7,906
  Marketable securities   . . . . . . . . . . . . . . . . . .                 116                     726
  Accounts receivable (net of allowance of $344 and $620)   .              10,501                  10,959
  Inventory   . . . . . . . . . . . . . . . . . . . . . . . .               3,320                   2,880
  Deposits  . . . . . . . . . . . . . . . . . . . . . . . . .               5,404                   7,604
  Other current assets  . . . . . . . . . . . . . . . . . . .                 950                   2,057
                                                                       ----------               ---------
    Total current assets  . . . . . . . . . . . . . . . . . .              24,957                  32,132
                                                                       ----------               ---------
Property and equipment (net of accumulated depreciation of
    $31,071 and $13,462)    . . . . . . . . . . . . . . . . .             552,564                 470,705
Other assets:
  Restricted cash   . . . . . . . . . . . . . . . . . . . . .               3,069                     620
  Deferred charges and other noncurrent assets (net of
    accumulated amortization of $1,093 and $82)   . . . . . .               8,174                   4,353
                                                                       ----------               ---------
    Total assets  . . . . . . . . . . . . . . . . . . . . . .          $  588,764               $ 507,810
                                                                       ==========               =========

                             LIABILITIES AND STOCKHOLDER'S EQUITY
                             ------------------------------------
Current liabilities:
  Current portion of long-term debt   . . . . . . . . . . . .          $   15,769               $   6,582
  Accounts payable and accrued expenses   . . . . . . . . . .              13,765                  16,911
  Accrued construction costs  . . . . . . . . . . . . . . . .               4,797                   4,457
  Accrued property, sales and use taxes   . . . . . . . . . .               7,346                   6,110
  Accrued insurance   . . . . . . . . . . . . . . . . . . . .               6,920                   6,014
  Advance deposits  . . . . . . . . . . . . . . . . . . . . .                 278                     304
                                                                       ----------               ---------
    Total  current liabilities  . . . . . . . . . . . . . . .              48,875                  40,378
                                                                       ----------               ---------
Long-term debt, excluding current portion . . . . . . . . . .             148,585                  96,062
Deferred income taxes . . . . . . . . . . . . . . . . . . . .              75,619                  69,448
Other liabilities . . . . . . . . . . . . . . . . . . . . . .               2,351                   2,811
                                                                       ----------               ---------
    Total liabilities   . . . . . . . . . . . . . . . . . . .             275,430                 208,699
                                                                       ----------               ---------

Common stock  . . . . . . . . . . . . . . . . . . . . . . . .                --                      --
Additional paid-in capital  . . . . . . . . . . . . . . . . .             286,465                 295,608
Unrealized gain on marketable securities, net   . . . . . . .                --                       262
Retained earnings   . . . . . . . . . . . . . . . . . . . . .              26,869                   3,241
                                                                       ----------               ---------
   Total stockholder's equity   . . . . . . . . . . . . . . .             313,334                 299,111
                                                                       ----------               ---------
   Total liabilities and stockholder's equity.  . . . . . . .          $  588,764               $ 507,810
                                                                       ==========               =========

  The accompanying notes are an integral part of these consolidated financial statements.

                          BRISTOL HOTEL ASSET COMPANY
                       CONSOLIDATED STATEMENTS OF INCOME
                             (DOLLARS IN THOUSANDS)

                                                                                                ELEVEN
                                                                     YEAR ENDED               MONTHS ENDED
                                                                  DECEMBER 31, 1996         DECEMBER 31, 1995
                                                                  -----------------         -----------------
Revenue:
  Rooms   . . . . . . . . . . . . . . . . . . . . . . . . . .         $  149,794                 $ 115,771
  Food and beverage   . . . . . . . . . . . . . . . . . . . .             44,344                    36,070
  Other   . . . . . . . . . . . . . . . . . . . . . . . . . .             17,702                    13,354
                                                                      ----------                 ---------
Total revenue . . . . . . . . . . . . . . . . . . . . . . . .            211,840                   165,195
                                                                      ----------                 ---------
Operating costs and expenses:
  Departmental expenses:
    Rooms   . . . . . . . . . . . . . . . . . . . . . . . . .             37,706                    32,692
    Food and beverage   . . . . . . . . . . . . . . . . . . .             31,282                    27,118
    Other   . . . . . . . . . . . . . . . . . . . . . . . . .              4,528                     4,258
  Undistributed operating expenses:
    Administrative and general  . . . . . . . . . . . . . . .             18,266                    16,184
    Marketing   . . . . . . . . . . . . . . . . . . . . . . .             15,555                    12,070
    Property operating costs  . . . . . . . . . . . . . . . .             17,499                    16,313
    Property taxes, rent and insurance    . . . . . . . . . .              8,147                     5,761
    Rent paid to affiliates   . . . . . . . . . . . . . . . .              2,756                     2,664
    Depreciation and amortization   . . . . . . . . . . . . .             18,377                    13,505
    Corporate expense   . . . . . . . . . . . . . . . . . . .             10,958                     8,035
                                                                      ----------                 ---------
Operating income  . . . . . . . . . . . . . . . . . . . . . .             46,766                    26,595
                                                                      ----------                 ---------
Other expenses:
  Interest expense  . . . . . . . . . . . . . . . . . . . . .              9,255                    18,095
  Other   . . . . . . . . . . . . . . . . . . . . . . . . . .               --                         257
                                                                      ----------                 ---------
Income before minority interest, income taxes
   and extraordinary item   . . . . . . . . . . . . . . . . .             37,511                     8,243
Minority interest . . . . . . . . . . . . . . . . . . . . . .               --                         173
                                                                      ----------                 ---------
Income before income taxes and extraordinary item . . . . . .             37,511                     8,070
Income taxes  . . . . . . . . . . . . . . . . . . . . . . . .             13,883                     2,921
                                                                      ----------                 ---------
Income before extraordinary item  . . . . . . . . . . . . . .             23,628                     5,149
Extraordinary loss on early . . . . . . . . . . . . . . . . .
  extinguishment of debt, net of tax    . . . . . . . . . . .               --                      (1,908)
                                                                      ----------                 ---------
Net income  . . . . . . . . . . . . . . . . . . . . . . . . .         $   23,628                 $   3,241
                                                                      ==========                 =========





  The accompanying notes are an integral part of these consolidated financial statements.

                          BRISTOL HOTEL ASSET COMPANY
           CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDER'S EQUITY
                             (DOLLARS IN THOUSANDS)


                                                               ADDITIONAL  UNREALIZED
                                                COMMON STOCK    PAID-IN       GAIN       RETAINED
                                               SHARES  AMOUNT   CAPITAL   ON SECURITIES  EARNINGS     TOTAL
                                               ------  ------  ---------- -------------  --------   ---------
Balance, January 31, 1995 . . . . . . . .       --       --     $   --     $      --     $   --     $    --
  Unrealized gain on securities, net  . .       --       --         --             262       --           262
  Issuance of Common Stock  . . . . . . .       1,000    --         --            --         --          --
  Equity contributions by Parent Company        --       --      295,608          --         --       295,608
  Net income  . . . . . . . . . . . . . .       --       --         --            --        3,241       3,241
                                              -------  ------   --------   -----------   --------   ---------

Balance, December 31, 1995                      1,000    --      295,608           262      3,241     299,111
  Reclass to trading securities   . . .         --       --         --            (262)      --          (262)
  Equity distributions to Parent Company        --       --       (9,143)         --         --        (9,143)
  Net income  . . . . . . . . . . . . .         --       --         --            --       23,628      23,628
                                              -------  ------   --------   -----------   --------   ---------
Balance, December 31, 1996  . . . . . .         1,000    --     $286,465   $      --     $ 26,869   $ 313,334
                                              =======  ======   ========   ===========   ========   =========





  The accompanying notes are an integral part of these consolidated financial statements.

                          BRISTOL HOTEL ASSET COMPANY
                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                             (DOLLARS IN THOUSANDS)

                                                                      YEAR ENDED       ELEVEN MONTHS ENDED
                                                                   DECEMBER 31, 1996    DECEMBER 31, 1995
                                                                   -----------------   -------------------
Cash flows from operating activities:
Net income  . . . . . . . . . . . . . . . . . . . . . . .              $  23,628            $   3,241
Adjustments to reconcile net income to net cash
   provided by operating activities:
  Depreciation and amortization   . . . . . . . . . . . .                 18,377               13,505
  Amortization of deferred financing costs  . . . . . . .                  1,011                 --
  Other   . . . . . . . . . . . . . . . . . . . . . . . .                   --                    602
  Unrealized gain on marketable securities  . . . . . . .                   (378)                --
  Extraordinary loss on early extinguishment
    of debt, net of tax   . . . . . . . . . . . . . . . .                   --                  1,908
Changes in assets and liabilities
  Net change in working capital   . . . . . . . . . . . .                  2,635                 (714)
  Decrease (increase) in restricted cash  . . . . . . . .                 (2,449)               2,860
  Decrease in other  liabilities  . . . . . . . . . . . .                   (460)              (4,440)
  Increase (decrease) in deferred income taxes  . . . . .                  6,171                 (326)
                                                                       ---------            ---------
    Net cash provided by operating activities   . . . . .                 48,535               16,636
                                                                       ---------            ---------
Cash flows from investing activities:
  Improvements to property and equipment  . . . . . . . .                (93,936)             (60,941)
  Purchases of property and equipment   . . . . . . . . .                 (6,300)             (20,000)
  Sales of property and equipment   . . . . . . . . . . .                   --                  4,711
  Sales of marketable securities  . . . . . . . . . . . .                    726                 --
                                                                       ---------            ---------
    Net cash used in investing activities   . . . . . . .                (99,510)             (76,230)
                                                                       ---------            ---------

Cash flows from financing activities:
  Distributions to predecessor equity holders   . . . . .                   --                 (4,140)
  Principal payments and extinguishment of
    long-term debt  . . . . . . . . . . . . . . . . . . .                 (5,266)            (156,612)
  Proceeds from issuance of long-term debt  . . . . . . .                 66,976               55,487
  Contribution from (distribution to) Parent Company  . .                 (9,143)              62,809
  Proceeds from affiliate   . . . . . . . . . . . . . . .                   --                 19,900
  Proceeds from offering, net of offering costs   . . . .                   --                 88,557
  Dividend paid to minority partner   . . . . . . . . . .                   --                   (335)
  Decrease in accounts receivable affiliate   . . . . . .                   --                    542
  Increase in deferred charges and other non-
    current assets  . . . . . . . . . . . . . . . . . . .                 (4,832)              (4,121)
                                                                       ---------            ---------
    Net cash provided by financing activities   . . . . .                 47,735               62,087
                                                                       ---------            ---------
Net increase (decrease) in cash and cash equivalents  . .                 (3,240)               2,493
Cash and cash equivalents at beginning of period  . . . .                  7,906                5,413
                                                                       ---------            ---------
Cash and cash equivalents at end of period  . . . . . . .              $   4,666            $   7,906
                                                                       =========            =========


                                  (Continued)


  The accompanying notes are an integral part of these consolidated financial statements.

                          BRISTOL HOTEL ASSET COMPANY
                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                             (DOLLARS IN THOUSANDS)

                                                                      YEAR ENDED       ELEVEN MONTHS ENDED
                                                                   DECEMBER 31, 1996    DECEMBER 31, 1995
                                                                   -----------------   -------------------
Supplemental cash flow information:
  Interest paid   . . . . . . . . . . . . . . . .                       $   9,907           $   17,390
                                                                        =========           ==========
  Income taxes paid   . . . . . . . . . . . . . .                       $   5,852           $    2,685
                                                                        =========           ==========

Non-cash investing and financing activities:
  Debt assumed to acquire property and equipment                        $   --              $   12,100
                                                                        =========           ==========
  Sale of non-hotel properties for assumption of
     liabilities  . . . . . . . . . . . . . . . .                       $   --              $    4,723
                                                                        =========           ==========
  Purchase of minority interest for common stock                        $   --              $    1,110
                                                                        =========           ==========
  Contribution to Parent Company  . . . . . . . .                       $   --              $  232,799
                                                                        =========           ==========





  The accompanying notes are an integral part of these consolidated financial statements.

                          BRISTOL HOTEL ASSET COMPANY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1. BUSINESS AND BASIS OF PRESENTATION

Bristol Hotel Asset Company (the "Company") was formed on December 18, 1995 by issuing 1,000 shares of common stock ($.01 par value) to Bristol Hotel Company (the "Parent Company") at $1.00 per share in exchange for the Parent Company's investment in certain subsidiaries. In addition, 15 entities (previously owned by United Inns, Inc.), owning 24 hotels were merged into the Company on December 18, 1995.

Prior to December 18, 1995, the Company was not a legal entity, but rather, a combination of entities that were under common control of the Parent Company. The operating results reflect the operations of the Company, which are substantially those operations of the Parent Company, for the year ended December 31, 1996 and the eleven months ended December 31, 1995.

These financial statements should be read in conjunction with the consolidated financial statements and notes thereto included in the Parent Company's Annual Report on Form 10-K for the year ended December 31, 1996.

The Company owns and/or operates 38 hotels located principally in the southern United States. The 37 owned hotels range in size from 90 to 506 rooms and suites and offer services to both businesses and transient travelers. In addition, the Company manages one hotel containing 260 rooms. The Parent Company is a Delaware corporation which began operations in February 1995 to act as a holding company in connection with the acquisitions of Harvey Hotel Company, Ltd. and its subsidiaries (together, "Harvey Hotel Companies" or "Predecessor") and United Inns, Inc. ("United Inns") ("January Acquisitions") (See Note 3).

Under the acquisition agreement between United/Harvey Holdings L.P. (a private investment firm) ("Holdings"), Harvey Hotel Companies, H.K. Huie, Jr., the Harvey Management Equity Holders (collectively, J. Peter Kline, Robert L. Miars, John A. Beckert, Richard N. Beckert and Edward J. Rohling) and the other parties thereto, the following occurred: (1) Holdings contributed to the Parent Company all of the outstanding capital stock of United Inns, approximately $15.1 million in cash and certain cash advances previously made for the benefit of Harvey Hotel Companies in exchange for an aggregate of 68.1% of the Parent Company's Common Stock, (2) the Harvey Management Equity Holders collectively contributed to the Parent Company 46.4% of the outstanding partnership interests in Harvey Hotel Companies in exchange for an aggregate of 20.6% of the Parent Company's Common Stock and (3) Mr. Huie contributed 25.3% of his 50.6% outstanding partnership interest in Harvey Hotel Companies for 11.3% of the Parent Company's Common Stock. In addition, Mr. Huie and two of his daughters sold to the Parent Company approximately 27.3% of the outstanding partnership interests in Harvey Hotel Companies for approximately $15.1 million in cash plus interest.

As a result of these transactions, (1) Holdings, Mr. Huie and the Harvey Management Equity Holders became the stockholders of the Parent Company, (2) the Parent Company became the sole stockholder of United Inns, (3) the Parent Company became the indirect owner of 99% of the outstanding partnership interests in Harvey Hotel Companies, and in connection therewith, a wholly owned subsidiary of the Parent Company became the managing general partner of Harvey Hotel Companies. Subsequently one of Mr. Huie's daughters, who did not participate in the January Acquisitions, sold her 1.0% limited partnership interest in Harvey Hotel Companies (See Note 13).

The aggregate purchase price for Harvey Hotel Companies of $55 million in stock and cash including the interests contributed by the Harvey Management Equity Holders and Mr. Huie has been allocated, along with acquisition costs of $1 million, to the net assets acquired. The net assets contributed were valued at their estimated fair value on the basis of an independent valuation performed by Holdings and as a result of the cash paid for the 27.3% owned by Mr. Huie and his two daughters. The excess of the purchase price over the net assets acquired in the amount of $71.5 million was principally allocated to land and buildings in accordance with the purchase method of accounting.

The accompanying consolidated financial statements include the accounts of the Company and its subsidiaries. The accounts of United Inns and its subsidiaries are included from the date of acquisition, February 1, 1995. All significant interentity accounts and transactions have been eliminated.

                          BRISTOL HOTEL ASSET COMPANY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

CASH AND CASH EQUIVALENTS

Cash and cash equivalents include unrestricted cash in banks and cash on hand. Liquid investments purchased with an original maturity of three months or less are considered to be cash equivalents.

MARKETABLE SECURITIES

Marketable securities consist primarily of equity securities and mutual fund shares. Equity securities have been classified as: (i) available-for-sale, which are reported at fair value, with net unrealized gains and losses excluded from earnings and reported as a separate component of changes in equity; or
(ii) trading securities, which are reported at fair value, with unrealized holding gains and losses for trading securities included in earnings. At December 31, 1995, the Company classified approximately $726,000 of marketable securities as available-for-sale. During 1996, these were reclassified to trading securities and sold in 1996. At December 31, 1996, all marketable securities held by the Company were trading securities.

ACCOUNTS RECEIVABLE

Accounts receivable in the balance sheets are expected to be collected within one year and are net of estimated uncollectible amounts of $344,000 and $620,000 at December 31, 1996 and 1995, respectively.

INVENTORY

Inventory, consisting primarily of food and beverage products as well as consumable supplies, is carried at the lower of cost or market. Cost is determined on the first-in, first-out basis.

DEFERRED CHARGES AND OTHER NONCURRENT ASSETS

Deferred charges and other noncurrent assets consist primarily of financing costs which are amortized over the life of the loan. The amounts reported in the balance sheets at December 31, 1996 and 1995 are net of accumulated amortization of $1,093,000 and $82,000, respectively.

PROPERTY AND EQUIPMENT

The Parent Company recorded the January Acquisitions on the basis of an allocation of the purchase price based on the fair market value of the assets acquired at the date of acquisition. Subsequent additions and improvements are capitalized at their cost, including interest costs associated with the renovation of certain hotels. Interest capitalized during the year ended December 31, 1996 and the eleven months ended December 31, 1995, was $2,100,000 and $128,000, respectively.

The cost of normal repairs and maintenance that does not significantly extend the life of the property and equipment is expensed as incurred. Depreciation is computed on a straight-line method over the estimated useful lives of the assets, as follows:

  Buildings   . . . . . . . . . . . . . . . . . .     40 years
  Furniture, fixtures and equipment   . . . . . .     3-15 years
  Automobiles and trucks  . . . . . . . . . . . .     3 years
  Leasehold improvements  . . . . . . . . . . . .     Lease term or useful life,
                                                        whichever is less

                          BRISTOL HOTEL ASSET COMPANY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

PROPERTY AND EQUIPMENT (CONTINUED)

Depreciation and amortization expense recorded for the year ended December 31,1996 and the eleven months ended December 31, 1995 was $18.4 million and $13.5 million, respectively.

RESTRICTED CASH

Restricted cash consists of (i) funds placed in reserve for the replacement of furniture, fixtures and equipment and (ii) insurance reserves. The Company is required to deposit with various lenders amounts of three percent to four percent of hotel revenues. Deposits are made on either a monthly or quarterly basis. As improvements are completed, the Company is reimbursed from the replacement reserve.

INCOME TAXES

The Company accounts for income taxes under the Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes" ("SFAS 109"). SFAS 109 requires the recognition of deferred tax liabilities and assets for the expected future tax consequences of events that have been included in the financial statements or tax returns. Under this method, deferred tax liabilities and assets are determined based on the difference between the financial statement and tax basis of assets and liabilities using currently enacted tax rates in effect for the years in which the differences are expected to reverse.

USE OF ESTIMATES

The Company has made a number of estimates and assumptions relating to the reporting of assets and liabilities, the disclosure of contingent assets and liabilities and the reported amounts of revenues and expenses to prepare these financial statements in conformity with generally accepted accounting principles. Actual results could differ from those estimates.

RECLASSIFICATIONS

Certain financial statement items from the prior years for the Company have been reclassified to conform with the current presentation.

ADOPTION OF RECENT ACCOUNTING PRONOUNCEMENTS

The Company has adopted Statement of Financial Accounting Standards No. 121, "Accounting for the Impairment of Long-Lived Assets and Long-Lived Assets to Be Disposed Of " ("SFAS 121"). As of December 31, 1996, no impairment losses have been incurred. However, the Company has classified certain limited-service hotels as assets available for sale pursuant to SFAS 121 (see Note 4).

                          BRISTOL HOTEL ASSET COMPANY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

3. ACQUISITIONS

UNITED INNS ACQUISITION

In January 1995, Holdings entered into a merger agreement with United Inns. Under this merger agreement, Holdings purchased most of United Inns' then-outstanding shares of common stock pursuant to a tender offer and therefore acquired United Inns' remaining equity by means of a cash merger effective January 27, 1995.

The aggregate purchase price of United Inns was $67 million in cash plus the assumption of United Inns' liabilities. Holdings recorded the acquisition of United Inns using the purchase method of accounting. The purchase price was allocated, along with acquisition costs of $5.1 million, to the net assets acquired. The excess of the purchase price over net assets acquired in the amount of $58.4 million was principally allocated to land and buildings in accordance with the purchase method of accounting.

Holdings then contributed to the Parent Company all of the outstanding capital stock of United Inns on January 31, 1995, as part of the January Acquisitions. The Parent Company recorded the contribution of the capital stock of United Inns by Holdings at Holdings' historical cost due to Holdings' ongoing controlling common stock ownership. The consolidated statement of income for the Company includes the results of operations for United Inns from February 1, 1995.

The following unaudited pro forma summary presents the combined results of Harvey Hotel Companies as if United Inns had been acquired at the beginning of 1994. The pro forma results have been prepared for comparative purposes only and do not purport to be indicative of the results of operations that would actually have resulted had the acquisition been in effect on the date indicated (in thousands):

                                                        (UNAUDITED)                (UNAUDITED)
                                                        MONTH ENDED                YEAR ENDED
                                                      JANUARY 31, 1995          DECEMBER 31, 1994
                                                      ----------------          -----------------
    Total revenues  . . . . . . . . . . . . . . . . .    $   13,142                 $  162,969
    Net income (loss) after extraordinary gain and
       pro forma income tax expense   . . . . . . . .    $    1,111                 $   (3,136)

HOLIDAY INN ACQUISITION

On December 16, 1996, the Parent Company announced a definitive agreement (the "Holiday Inns Merger Agreement") under which the Parent Company will acquire the ownership and/or the management of 62 full-service company managed Holiday Inn hotels in the U.S. and Canada (the "Holiday Inn Acquisition").

Pursuant to the Holiday Inns Merger Agreement and related documents, among other things, (i) Holiday Inns, Inc. ("Holiday Inns") would merge with and into the Company, (ii) the shares of Holiday Inn common stock outstanding immediately prior to the Holiday Inn Acquisition would be converted into the right to receive an aggregate of 2,391,286 shares of the Parent Company's Common Stock, (iii) the Parent Company's certificate of incorporation would be amended to increase the number of authorized shares of Common Stock from 75,000,000 to 150,000,000 and to remove the provisions therein relating to the classification of the Parent Company's Board of Directors (the "Board"), and
(iv) the Board would be reconstituted so as to consist of the current members thereof and three persons designated for election thereto by Holiday Corporation, Holiday Inns' parent company. In addition, immediately following the Holiday Inn Acquisition, the Parent Company would issue an additional 6,981,832 shares of the Parent Company's Common Stock in satisfaction of a portion of the Holiday Inns debt assumed by the Company in the Holiday Inn Acquisition and repay the remaining debt assumed ($300 million) with cash.

                          BRISTOL HOTEL ASSET COMPANY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

3. ACQUISITIONS (CONTINUED)

Following the Holiday Inn Acquisition, the Company would be the largest Holiday Inn franchisee in the world and one of the largest owner/operators of full-service hotels in the United States. The Company's portfolio would consist of 83 owned hotels containing approximately 24,000 rooms, 15 management contracts and three Company-managed hotels owned by joint ventures in which the Company will hold a 50% interest. In connection with the Holiday Inn Acquisition, the Parent Company and Holiday Inns entered into various agreements under which, subject to certain limitations, the Parent Company would have the right to pursue certain hotel acquisition and development opportunities presented to Holiday Corporation, and an affiliate of Holiday Corporation would have the right to franchise the Acquired Holiday Assets at a franchise fee of approximately 5%. The franchise fees for the Company's existing hotels that will be converted to Holiday Inn brands will be 0% of room revenues for the remainder of 1997, increasing to 1% in 1998, 3% in 1999 and 5% in 2000.

Following the Holiday Inn Acquisition, the Company would be required, subject to certain limitations, to offer Holiday Corporation the opportunity to enter into a standard Holiday Corporation franchise agreement in effect at such time with respect to each hotel located in the United States and Canada that the Company manages, develops or acquires and that is reasonably appropriate to be franchised as a Holiday Inn or Holiday Inn Select. The franchise fees to be paid to Holiday Corporation by the Company pursuant to such franchise agreements would be at market rates.The above provisions relating to franchise opportunities would expire on the earliest to occur of (i) the effectiveness of notice from Holiday Corporation to the Company of its intention to terminate its obligations under these provisions (which notice could not be effective until 24 months following the effective time of the Holiday Inn Acquisition) and (ii) Holiday Corporation no longer holding a controlling equity interest in the person that franchises the Holiday Inn and Holiday Inn Select brands or in the person that directly or indirectly holds the intellectual property rights related to the such brands.

Consummation of the Holiday Inn Acquisition is subject to certain closing conditions, and there can be no assurance that the Holiday Inn Acquisition will be consummated if any of such conditions are not satisfied.

4.   PROPERTY AND EQUIPMENT

Property and equipment consists of the following (in thousands):

                                                             December 31, 1996           December 31, 1995
                                                             -----------------           -----------------
Land  . . . . . . . . . . . . . . . . . . . . . .                $  50,528                  $    55,484
Buildings . . . . . . . . . . . . . . . . . . . .                  406,682                      354,887
Furniture, fixtures and equipment . . . . . . . .                   74,827                       36,951
                                                                 ---------                  -----------
                                                                   532,037                      447,322
  Less: accumulated depreciation  . . . . . . . .                  (26,091)                     (13,462)
                                                                 ---------                  -----------
                                                                   505,946                      433,860
Assets held for sale (net of accumulated
  depreciation of $4,980)   . . . . . . . . . . .                   38,279                         --
Construction in progress  . . . . . . . . . . . .                    8,339                       36,845
                                                                 ---------                  -----------
                                                                 $ 552,564                  $   470,705
                                                                 =========                  ===========

The Company acquired the 159 room Holiday Inn in Plano, Texas for $6.3 million in May, 1996 with proceeds from the Senior Term Facility. In November 1995, the Company acquired the Dallas Downtown Hotel ("Dallas Downtown") for the assumption of $7.3 million in outstanding debt and acquisition costs. In June 1995, the Company acquired a 368 room hotel (the "Sheraton-Atlanta") in Atlanta, Georgia from Northeast Hotel Associates for $12.7 million. The Company financed the acquisition of the Sheraton-Atlanta (which was later converted to the Harvey Hotel brand) with a mortgage note payable of $12.1 million. The mortgages on both the Sheraton-Atlanta and the Dallas

                          BRISTOL HOTEL ASSET COMPANY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

4.  PROPERTY AND EQUIPMENT (CONTINUED)

Downtown hotels were repaid with proceeds from the Offering (see Note 9 to the Parent Company's financial statements) . These acquisitions were accounted for using the purchase method of accounting; accordingly, the purchase price was allocated based upon the estimated fair value of the individual assets. Revenues and expenses for these hotels have been included with revenues and expenses of the Company since the dates of their respective acquisitions.

Of the Company's 38 hotels, ten hotels are located in Dallas; ten hotels are located in Atlanta; eight hotels are located in Houston; and four hotels are
located in Jackson, Mississippi.   As a result, the Company's results of
operations and financial condition have been largely dependent on economic conditions in these four metropolitan areas. However, upon the closing of the Holiday Inn Acquisition (see Note 3), the Company's properties will be geographically diverse. Following the Holiday Inn Acquisition, the Company will operate properties in 23 states, the District of Columbia and Canada, including multiple properties in Los Angeles, Memphis, Nashville, New Orleans, Orlando, San Antonio and San Francisco, as well as six properties in Canada.

On January 31, 1997, subsequent to year end, the Company acquired of the 382 room Allerton hotel, located on North Michigan Avenue in Chicago, Illinois for $35 million, which was financed by borrowing from the Senior Term Facility.
The Company anticipates spending approximately $27 million in a comprehensive refurbishment of the Allerton, which will operate as a Crowne Plaza hotel with approximately 400 rooms upon completion.

During fiscal year 1996, the Company classified certain limited-service hotels as assets held for sale pursuant to the provisions of SFAS 121. The Company intends to focus its efforts on its full-service hotels, therefore, plans to dispose of these limited-service properties. There was no definitive agreement in place at December 31, 1996 for the sale of these properties. It is anticipated that such a transaction could included the Company continuing to operate the properties under lease or management agreements.

The results of operations for these limited-service properties included in the income statements for the years ended December 31, 1996 and 1995 were:

                                             YEAR ENDED          YEAR ENDED
                                          DECEMBER 31, 1996   DECEMBER 31, 1995
                                          -----------------   -----------------
   Total revenues . . . . . . . . . . . .     $16,398             $14,552
   Operating income . . . . . . . . . . .       5,580               4,020

The carrying value on the Company's balance sheet as of December 31, 1996 for these limited-service properties was $38.3 million, which the Company believes is less than the fair value of the properties. In accordance with SFAS 121, the Company ceased recording depreciation for these assets in September 1996 when the decision to dispose of these assets was made.

5.  MARKETABLE SECURITIES

In 1995, the Company classified certain equity securities as Available-for-Sale Securities (per Statement of Financial Accounting Standard No. 115 "Accounting for Certain Investments in Debt and Equity Securities"). Unrealized gains were reported as a separate component of stockholders' equity. In May, 1996, management resolved to sell the equity securities, and accordingly, the securities were reclassified as Trading Securities and an unrealized gain of approximately $450,000 was recorded in earnings in 1996. These securities were sold during in August 1996.

                          BRISTOL HOTEL ASSET COMPANY
                  NOTES TO CONSOLIDATED  FINANCIAL STATEMENTS

6.  LONG-TERM DEBT

Long-term debt consists of the following (in thousands):

                                                                     DECEMBER 31, 1996    DECEMBER 31, 1995
                                                                     -----------------    -----------------
Mortgage loans
  Fixed rate:
    8% due December 31, 2002    . . . . . . . . . . . . . . .            $  42,126            $  44,436
    8.55% due January 11, 2016  . . . . . . . . . . . . . . .               14,626               14,926
    7.25% due September 30, 1997  . . . . . . . . . . . . . .                8,110                9,416
    Non-interest bearing due December 31, 2002  . . . . . . .                9,086               10,600
  Variable rate (as of December 31, 1996):  . . . . . . . . .
    7.75% Senior Term Facility due December 18, 1998  . . . .               66,976                 --
    10.26% due January 31, 2000   . . . . . . . . . . . . . .                9,300                9,450
    10.25% due December 31, 1999  . . . . . . . . . . . . . .                6,899                7,021
    8.5% due September 30, 1997   . . . . . . . . . . . . . .                1,500                1,500
Other long-term debt  . . . . . . . . . . . . . . . . . . . .                4,329                3,298
Capital leases  . . . . . . . . . . . . . . . . . . . . . . .                1,402                1,997
                                                                         ---------            ---------
                                                                           164,354              102,644
  Less current portion  . . . . . . . . . . . . . . . . . . .              (15,769)              (6,582)
                                                                         ---------            ---------
  Long-term debt, excluding current portion   . . . . . . . .            $ 148,585            $  96,062
                                                                         =========            =========

The mortgages are amortized using varying methods as provided in the individual debt agreements. Variable rate mortgages are indexed to prime, LIBOR or the GECC composite commercial paper rate, which were 8.25 %, 5.5% and 5.51% at December 31, 1996, respectively. Substantially all of the Company's properties and equipment are pledged as collateral on mortgage obligations.

On December 18, 1995, concurrent with the Parent Company's initial public offering (See Note 9 to the Parent Company's financial statements), the Company entered into a Term Credit Agreement with Bankers Trust Company ("Bankers Trust") pursuant to which Bankers Trust provided for a secured senior credit facility (the "Senior Term Facility") in the maximum principal amount of $120 million. Pursuant to the Senior Term Facility, the Company could borrow $60 million to fund the renovation of certain of the Acquired Properties. In addition, the Company may borrow up to $60 million for the acquisition and related refurbishment of additional hotel assets to the extent the Company satisfies certain financial tests. The Senior Term Facility imposes certain restrictions on the Company and certain of its subsidiaries to incur additional debt, impose liens or mortgages on their properties, extend new guarantees, pay dividends, repurchase their common stock, make investments and incur capital expenditures. The Senior Term Facility matures December 18, 1998, and advances thereunder bear interest at a rate equal to, at the election of the Company, one-, two-, three- or six-month LIBOR plus 2.25%, payable monthly in arrears. Additionally, the Company is required to pay an administration fee of $120,000 per annum, and a quarterly commitment fee equal to .375% per annum of any unused portion of the Senior Term Facility. As of December 31, 1996, the Company had borrowed $60 million for renovation costs related to the Acquisition Properties and approximately $7 million for the purchase and renovation of the Holiday Inn - Plano.

The Company retired approximately $138 million of outstanding debt with the initial public offering (the "Offering") and funding of $70 million in senior debt which was contributed by the Parent Company (see Note 13). The extinguishment of debt resulted in an extraordinary loss of $1.9 million, net of a tax benefit of $1 million.

As discussed in Note 14, portions of the mortgage loans associated with three of the Company's properties have been allocated to a related party.

                          BRISTOL HOTEL ASSET COMPANY
                  NOTES TO CONSOLIDATED  FINANCIAL STATEMENTS

6.  LONG-TERM DEBT (CONTINUED)

The aggregate maturities of long-term debt for the five years subsequent to December 31, 1996, are as follows (in thousands):

    Year ended December 31,
    -----------------------
      1997  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        $   15,769
      1998  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .            73,629
      1999  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .            12,787
      2000  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .            14,759
      2001  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .             5,917
      Thereafter  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .            41,493
                                                                                   ----------
                                                                                   $  164,354
                                                                                   ==========

7.  INCOME TAXES

The following income tax calculation is presented on a pro forma basis, assuming that the Company files its federal income tax returns without benefit of the Parent Company. In reality the Company is part of the consolidated group with the Parent Company for purposes of federal income tax calculation.

Components of income tax expense for the year ended December 31, 1996 and the eleven months ended December 31, 1995, consist of the following (in thousands):

                                                                1996                    1995
                                                              ---------              ----------
  Federal:
    Current   . . . . . . . . . . . . . . . . . . . .         $   7,761              $    3,338
     Deferred   . . . . . . . . . . . . . . . . . . .             5,301                    (579)
  State:
    Current   . . . . . . . . . . . . . . . . . . . .               488                     196
    Deferred  . . . . . . . . . . . . . . . . . . . .               333                     (34)
                                                              ---------              ----------
                                                              $  13,883              $    2,921
                                                              =========              ==========

The Company estimates that its effective tax rate for 1996 approximated 37.2%. The actual income tax expense for the year ended December 31, 1996, is computed by applying the federal statutory income tax rate as a result of the following:


  Income tax expense at the federal statutory rate  . . . . . . . .  35.0%
  State income taxes, net of federal benefit  . . . . . . . . . . .   2.2
                                                                     ----
                                                                     37.2%
                                                                     ====

                          BRISTOL HOTEL ASSET COMPANY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

7.  INCOME TAXES (CONTINUED)

The tax effects of temporary differences that give rise to significant portions of the deferred tax assets and liabilities at December 31, 1996 and December 31, 1995 are as follows (in thousands):

                                                                 1996                    1995
                                                              ---------              -----------
  Purchase accounting adjustments to land and building. . .   $  85,134              $    81,118
  Other   . . . . . . . . . . . . . . . . . . . . . . . . .        --                        278
                                                              ---------              -----------
  Gross deferred tax liabilities  . . . . . . . . . . . . .      85,134                   81,396
                                                              ---------              -----------
  Tax credits and NOL carryforwards   . . . . . . . . . . .       5,502                    8,200
  Accrued reserves  . . . . . . . . . . . . . . . . . . . .       2,192                    2,779
  Other   . . . . . . . . . . . . . . . . . . . . . . . . .       1,821                      969
                                                              ---------              -----------
  Gross deferred tax asset  . . . . . . . . . . . . . . . .       9,515                   11,948
  Valuation allowance   . . . . . . . . . . . . . . . . . .        --                      --
                                                              ---------              -----------
  Deferred tax asset  . . . . . . . . . . . . . . . . . . .       9,515                   11,948
                                                              ---------              -----------
  Net deferred tax liability  . . . . . . . . . . . . . . .   $  75,619              $    69,448
                                                              =========              ===========


The gross deferred tax liabilities relate principally to the temporary differences caused by the purchase accounting adjustments recorded as a result of the January Acquisitions. For financial reporting purposes, the transactions were recorded under the principles of purchase accounting and, accordingly, the basis of the assets have been adjusted to fair market value. For tax reporting purposes, the transactions resulted in the bases of the assets and liabilities being carried forward at their adjusted bases with some adjustment for certain gains recognized on the acquisition. This differing treatment has created book bases in excess of tax bases and, accordingly, the related deferred tax liabilities associated with these differences have been recorded. As the Company depreciates and amortizes the bases of its assets for book and tax purposes, it will record an expense for depreciation and amortization in excess of that claimed for tax purposes. This reversal of the temporary differences established through purchase accounting will result in the Company recording a credit to deferred tax expense for the tax effect of these differences.

The remaining deferred tax assets are expected to be realized in future periods through the reversal of existing taxable temporary differences.

For federal tax reporting purposes, net operating losses of $12,166,000 and tax credits of $657,000 generated by United Inns in prior years are available to be carried forward to periods expiring as follows (in thousands):

  YEAR OF EXPIRATION                                             FEDERAL NOL      TAX CREDITS
  ------------------                                             -----------      -----------
  2001  . . . . . . . . . . . . . . . . . . . . . . . .            $   --           $    142
  2002  . . . . . . . . . . . . . . . . . . . . . . . .                --                154
  2003  . . . . . . . . . . . . . . . . . . . . . . . .                 986              158
  2004  . . . . . . . . . . . . . . . . . . . . . . . .                --                103
  2005  . . . . . . . . . . . . . . . . . . . . . . . .               7,557               58
  2006 to 2010  . . . . . . . . . . . . . . . . . . . .               3,623               42
                                                                   --------         --------
                                                                   $ 12,166         $    657
                                                                   ========         ========

The losses are subject to the loss limitation rules due to the change in ownership of United Inns. Net operating losses generated by United Inns and its subsidiaries are further limited as they were incurred prior to their ownership by the Company. Accordingly, these losses are available only to offset the income generated by United Inns and its subsidiaries and will be limited to $4.6 million annually.

                          BRISTOL HOTEL ASSET COMPANY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

8. ACCOUNTS PAYABLE AND ACCRUED EXPENSES

Accounts payable and accrued expenses consist of the following (in thousands):

                                                            DECEMBER 31, 1996        DECEMBER 31, 1995
                                                            -----------------        -----------------
  Accounts payable  . . . . . . . . . . . . . . . . .          $  1,689                   $   5,064
  Accrued payroll and payroll taxes   . . . . . . . .             5,208                       2,963
  Accrued interest  . . . . . . . . . . . . . . . . .               650                       1,666
  Other   . . . . . . . . . . . . . . . . . . . . . .             6,218                       7,218
                                                               --------                   ---------
                                                               $ 13,765                   $  16,911
                                                               ========                   =========

9. STOCKHOLDER'S EQUITY

On December 18, 1995, the Company was capitalized by issuing 1,000 shares of common stock ($.01 par value) for $1.00 per share. Concurrent with the issuance of common stock, the Parent Company contributed approximately $301 million in equity from the proceeds of the debt refinancing and the Offering to the Company. These proceeds were used by the Company to extinguish outstanding debt.

10. OPERATING LEASES

The Company leases certain land (see Note 14), office space and equipment under noncancellable operating lease commitments. Minimum rentals due under these agreements for the next five years are as follows (in thousands):

    YEAR ENDED DECEMBER 31,
    -----------------------
    1997  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          $ 1,774
    1998  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .            1,787
    1999  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .            1,797
    2000  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .            1,620
    2001  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .            1,451
    Thereafter  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           53,387
                                                                                     -------
                                                                                     $61,816
                                                                                     =======

The Company leases certain hotel space to third party vendors. Future minimum rentals to be received under noncancellable operating leases that have initial or remaining lease terms in excess of one year are as follows (in thousands):

    YEAR ENDED DECEMBER 31,
    -----------------------
    1997  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          $ 1,344
    1998  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .              201
    1999  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .              169
    2000  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .              126
    2001  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .               71
    Thereafter  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .              177
                                                                                     -------
                                                                                     $ 2,088
                                                                                     =======

                          BRISTOL HOTEL ASSET COMPANY
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

11.  MANAGEMENT CONTRACTS

At December 31, 1996, the Company has contracted to manage one hotel owned by others. Harvey Hotel Wichita is owned by Starwood Lodging Trust and Starwood Lodging Corporation, a publicly traded real estate investment trust. The management agreement provides that for years ending after December 31, 1994, the Company will receive a base management fee equal to 2% of gross income to the extent that excess cash flow (as defined in the management agreement) is sufficient to pay such base management fee. In addition, the Company is entitled to an annual incentive fee equal to 25% of excess cash flow plus 25% of the amount by which net operating income exceeds projected net operating income. The management agreement has a five-year term expiring on December 20, 1998, subject to earlier termination or extension under certain circumstances. The owner of the hotel may terminate the agreement upon fifteen days notice and the payment of a termination fee in an amount equal to the average monthly fee times the number of months remaining under the agreement. Both the base management fee and the incentive management fee are subordinate to a preference fee that is paid to the owners. Management fees for the year ended December 31, 1996 and the eleven months ended December 31, 1995 were $227,000 and $396,000, respectively.

The Company managed the Harvey Hotel Downtown Dallas from November 1, 1994 until December 20, 1996. The management agreement with the owner provided for a monthly management fee of 4% of gross monthly revenues, as defined in the agreement. The agreement also provided for an incentive management fee to be paid annually based on hotel performance. The agreement was terminated upon the sale of the property by the owner. Management fees received under this contract for the year ended December 31, 1996 and the eleven months ended December 31, 1995 were $1,790,000 and $986,000, respectively. The Company also received a $600,000 ($500,000 net of certain expenses) early termination fee from the property owner upon termination of the management contract.

12. BENEFITS

Health (including fully insured term life and accidental death and dismemberment), dental and disability coverage is provided to the Company's employees through a Welfare Benefit Trust (the "Trust"). The Company maintains varying levels of stop-loss and umbrella insurance policies to limit the Company's per occurrence and aggregate liability in any given year. Actual claims and premiums on stop-loss insurance, medical and disability policies are paid from the Trust. The Trust is funded through a combination of employer and employee contributions. The Trust also pays work-related injury claims which are funded by the employer for its employees in Texas. Since April 1, 1995, all employees have been eligible for participation in the benefits provided through the Trust. The Company provided $2.9 million and $2.3 million related to these benefits as of December 31, 1996 and 1995, respectively.

The Company offers a Profit Sharing Plan and Trust ("401(k) Plan") to certain employees. The 401(k) Plan is designed to be a qualified trust under section 401(a) of the Internal Revenue Code. Under the 401(k) Plan, eligible employees are allowed to defer up to 16% of their income on a pretax basis through contributions to the Plan; however, only the first 6% of pretax income is subject to matching by the Company. The Company may elect to make matching contributions of up to 50% of the employees' matchable contributions subject to certain performance measures of the Company. The Company provided for matching contributions for the year ended December 31, 1996 and the eleven months ended December 31, 1995 totaling $135,000 and $343,000, respectively.

13. COMMITMENTS AND CONTINGENCIES

The Company is the guarantor on the $70 million, 11.22% Senior Notes due 2000 issued by the Parent Company.

Under the terms of the hotel franchise agreements expiring at various dates through 2016, the Company is obligated to pay certain fees for franchising royalties, reservation and advertising services. Franchise fees paid for the year ended December 31, 1996 and the eleven months ended December 31, 1995 were $4.1 million and $3.3 million, respectively.

                          BRISTOL HOTEL ASSET COMPANY
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

13.  COMMITMENTS AND CONTINGENCIES (CONTINUED)

The Company is currently involved in certain guest and customer claims, employee wage claims and other disputed amounts arising in the ordinary course of business. In the opinion of management, the pending litigation will not have a materially adverse effect on the Company's financial position or results of operations.

In connection with the administration of the Dallas County Probate Court of the estate of the deceased wife of H.K. Huie, Jr., one of Mr. Huie's daughters (the "Plaintiff"), alleged self dealing and breach of duty and trust by Mr. Huie as executor and testamentary trustee under his wife's will and in connection with his actions as the managing general partner of Harvey Hotel Company and related partnerships and ventures (the "Probate Proceeding"). Several of the Company's officers and certain subsidiaries were also named defendants in the Probate Proceeding. In November 1995, the Company and the Plaintiff entered into a settlement agreement and release (the "Settlement Agreement") pursuant to which Plaintiff agreed to release the Company, including its subsidiaries from the lawsuit. Pursuant to the Settlement Agreement, the Company paid an aggregate of $2.4 million for the Plaintiff's 1% interest in Harvey Hotel Company and a full release from all claims and causes
of action.   However, at that time, the named officers  remained defendants in the Probate Proceeding.

In the summer of 1996, during continuing mediation with the officers, the Plaintiff threatened the Company with further action, claiming fraud and misrepresentation in the negotiation of the November, 1995, Settlement
Agreement.   In August, 1996, there was a final resolution of the Probate
Proceeding, a result of which the Company paid an additional $0.75 million for the full satisfaction of all claims and causes of action which could be asserted against the Company, its subsidiaries or its officers. The Company had reserved $1.65 million for this litigation. As a result, the Company recognized $0.9 million ($0.6 million after tax) as other income during the third quarter of 1996.

United Inns is presently under examination by the Tennessee Department of Revenue. The Company has determined and provided for an estimated liability. In the opinion of management, the outcome of this examination will not have a material adverse effect on the Company's business, assets or results of operations.

All of the owned hotels of the Company have undergone Phase I environmental assessments which generally provide a physical inspection and data base search but not soil or groundwater analysis. In addition, most of the Company's hotels have been inspected to determine the presence of asbestos-containing materials ("ACM's"). While ACM's are present in certain of the Company's properties, operations and maintenance programs for maintaining such ACM's have been designed and implemented, or the ACM's have been scheduled to be or have been abated, at such hotels. None of the environmental assessments conducted to date has revealed any environmental condition that management believes would have a material adverse effect on the Company's business, assets or results of operations, nor is management aware of any such condition. However, it is possible that these assessments have not revealed all potential environmental liabilities or that there are material environmental liabilities of which management is not aware.

The Company leases the land underlying three of its Dallas hotels, the Harvey - DFW, Bristol Suites, and Harvey - Dallas, from entities controlled by H. K. Huie (the "Huie Land Ventures"). These leases include provisions by which the Huie Land Venture can require the Company to purchase the land at a specified price per parcel, less associated debt (see Note 14 for further discussion of the debt). Additionally, pursuant to the terms of the leases, the Company can require the Huie Land Ventures to sell the land to the Company at the same specified price less related debt referred to above on the following conditions: (i) if the Company has decided to sell or exchange its interest in the leasehold or (ii) on the occurrence of the death, incapacity or bankruptcy of H.K. Huie, Jr. or any transfer, sale, conveyance or other event which results in the loss by H. K. Huie, Jr. of the control of the Huie Land Ventures. The Company also has a Right of First Refusal if the Huie Land
Venture  receives an  offer from a third  party to purchase  the land.   As of

                          BRISTOL HOTEL ASSET COMPANY
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

13.  COMMITMENTS AND CONTINGENCIES (CONTINUED)

December 31, 1996, neither the Company nor the Huie Land Ventures had notified the other party of an interest to exercise any of these options.

As discussed further in Note 14, the Company disposed of certain of its non-hotel properties to HH Land Company, L.P. ("HH Land Company"), a related party. Upon acquisition of the non-hotel properties, HH Land Company assumed all liabilities associated with the non-hotel properties through a formal indemnification agreement, including environmental liabilities associated with the properties. The Company remains contingently liable for the environmental costs associated with the properties. At such time that the Company determines that it is not probable that HH Land Company will fully pay the remediation costs related to the disposed properties, the Company will recognize such liabilities.

The Company has contracted to manage the Alpha Suites hotel, which is owned by H.K. Huie, Jr. The property is currently under construction, with completion anticipated in the fall of 1997. The Company's management contract is for three years, and provides for a management fee of 4% of gross revenue, an accounting fee of 1% of gross revenue and an incentive management fee of 30% of operating profit.

14. TRANSACTIONS WITH RELATED PARTIES

In September 1995, the Company disposed of certain of its non-hotel properties which management believed were not integral to the Company's operations. To effect this disposition, Holdings and Harvey Management Equity Holders formed HH Land Company, which acquired six parcels of real property and all of the capital stock of certain subsidiaries of United Inns which owned or had owned certain non-hotel properties and other assets. The assets mainly consisted of two car wash operations and undeveloped tracts of land. The aggregate purchase price was $87,000 and the assumption of all liabilities (including environmental liabilities) and risk relating to those acquired properties. The Company believes that the terms of such sales approximated the fair market value of assets sold.

Until September 30, 1996, the Company leased its home office space from Huie-Miars Midway Atriums J.V., which is owned 75% by Mr. Huie and 25% by Robert L. Miars (an officer of the Company), on a five-year lease. Rent expense reflected in the financial statements for the year ended December 31, 1996 and the eleven months ended December 31, 1995, were $347,000 and $282,000, respectively. Prior to April 1995, the Predecessor leased its home office space from Huie Properties on a month-to-month basis by sharing the pro rata cost of the facility. Expenses for such lease reflected in these financial statements was $346,000 for the eleven months ended December 31, 1995.

Huie Properties and Huie Miars Construction Corporation, which is owned 50% by Mr. Huie and 50% by Robert L. Miars, provided maintenance and construction services to the Company on a routine basis, including the construction of new hotels and the renovation of existing properties. The Company incurred $119,000 for construction management fees during the eleven months ended December 31, 1995.

The Company and Mr. Huie, representing various land ventures, are co-borrowers of funds secured by Harvey Hotel -DFW Airport, Harvey Hotel - Dallas and Bristol Suites and the various related land parcels. The Company and Mr. Huie agreed to an assignment of the debt to the various unrelated land ventures resulting in the assignment of 23.73%, 24.24% and 22.18% of the debt associated with the borrowings for each property, respectively.

                          BRISTOL HOTEL ASSET COMPANY
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

14. TRANSACTIONS WITH RELATED PARTIES (CONTINUED)

The related land parcels underlying each hotel are owned by Mr. Huie through the land ventures. The total debt and the amount allocated to Mr. Huie are as follows (in thousands):

                                                                 1996                      1995
                                                      -----------------------    ----------------------
                                                         TOTAL      ALLOCATED     TOTAL       ALLOCATED
                                                          DEBT      TO HUIE        DEBT       TO HUIE
                                                      ----------    ---------    --------     ---------
  Harvey Hotel - DFW Airport  . . . . . . . .         $   25,581    $  6,071     $ 27,225     $  6,462
  Harvey Hotel - Dallas   . . . . . . . . . .              7,600       1,843        7,756        1,880
  Bristol Suites  . . . . . . . . . . . . . .             20,756       4,604       22,532        4,998


The Company is jointly and severally liable in the event of nonpayment by Mr. Huie of the debt allocated. The allocated debt totaling $12.5 million and $13.3 million at December 31, 1996 and 1995, respectively, has not been reflected in these consolidated financial statements.

The land leases for the Harvey Hotel - DFW Airport, the Harvey Hotel - Dallas and the Bristol Suites expire on December 31, 2037, September 14, 2030 and April 30, 2035, respectively. Harvey Hotel - DFW Airport pays monthly land rent in the amount of the greater of (i) 6% of gross monthly revenue or (ii) approximately $50,000 per month. Harvey Hotel - Dallas pays monthly land rent in the amount of the greater of (i) 4% of gross revenues or (ii) $15,000. Effective January 1, 2000, the rent will be recalculated based upon the consumer price index; however, it will not be less than $20,000 per month nor more than $40,000 per month. Bristol Suites pays monthly land rent in the amount of the greater of (i) 6% of gross monthly rental revenue or (ii) $49,000 per month. Total land rentals for the above properties for the year ended December 31, 1996 and the eleven months ended December 31, 1995 were $2.3 million and $2.0 million, respectively.

The Company has contracted to manage the Alpha Suites hotel for Mr. Huie. The construction of the hotel is expected to be completed in the fall of 1997, at which time the Company will begin management (see Note 13 for further discussion).

15. FAIR VALUE

The Company has estimated the fair value of its financial instruments at December 31, 1996 and 1995, as required by Statement of Financial Accounting Standards No. 107, "Disclosure about Fair Value of Financial Instruments." The carrying values of cash and cash equivalents, accounts receivable, accounts payable and accrued expenses are reasonable estimates of their fair values. Marketable securities are carried at fair value, which is determined based upon quoted market prices. The carrying values of variable and fixed rate debt are reasonable estimates of their fair values.

16.  SUBSEQUENT EVENTS

On January 31, 1997, the Company purchased the 382 room Allerton Hotel, located on North Michigan Avenue in Chicago, Illinois for $35 million, funded from borrowings from the Senior Term Facility. The Company anticipates spending approximately an additional $27 million in a comprehensive refurbishment of the Allerton, which, when completed, will operate under the Crowne Plaza brand with approximately 400 rooms.

On March 6, 1997, the Parent Company filed a Form S-3 Registration Statement under the Securities Act of 1933 which provides for the future issuances by the Parent Company of up to $500 million of equity or debt securities.